Exhibit 23.3

                   CONSENT OF RALPH E. DAVIS ASSOCIATES, INC.


The Board of Directors
Delta Petroleum Corporation

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Delta Petroleum Corporation and in the related Prospectus (collectively, the "Registration Statement") of the Delta Petroleum Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which includes our name and information regarding our review of the reserve estimates for Delta Petroleum Corporation.

                                        RALPH E. DAVIS ASSOCIATES, INC.


                                        /s/ Allen C. Barron
                                            Allen C. Barron, P.E.
                                            President

Houston, Texas
June 23, 2008